Exhibit 99.1

News Release
	Contacts:	Select Water Solutions
Garrett Williams – VP, Corporate Finance & Investor Relations
(713) 296-1010
IR@selectwater.com
FOR IMMEDIATE RELEASE
Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
(713) 529-6600
WTTR@dennardlascar.com

Oil & gas industry veterans Bruce Cope & Tim Roberts appointed to Select Water Solutions’ Board of Directors

Troy Thacker to retire from Select Water Solutions’ Board of Directors

Gainesville, TX – January 30, 2025 – Select Water Solutions, Inc. (NYSE: WTTR) (“Select” or the “Company”), a leading provider of sustainable water and technology solutions to the energy industry, today announced that the Company’s Board of Directors, on the recommendation of the Nominating and Governance Committee, appointed Bruce E. Cope, CPA and Timothy A. Roberts to serve as directors of the Company for the current term commensurate with the existing members of the Board. In addition, Troy W. Thacker informed the Company’s Board of Directors of his decision to not stand for re-election at the next Annual Meeting, after nearly five years of service. Mr. Thacker’s decision was not the result of any disagreement with the Company on any matter relating to the operations, policies, or practices of the Company.

Mr. Cope has over 30 years of experience in the oil and gas industry, primarily with the investment and operations of exploration and production companies, and currently serves as the lead director for a large family trust as well as serving as a consultant/advisor and adjunct professor covering the oil and gas sector. Prior to his current roles, Mr. Cope served as Senior Vice President – Chief Accounting Officer & Controller for Hunt Consolidated, Inc. and affiliate companies, including Hunt Oil Company. Prior to joining Hunt Consolidated, Inc., Mr. Cope served in a number of accounting positions of increasing responsibility at KPMG, Frates Enterprises, and Pacific Enterprises Oil Company USA. Mr. Cope holds an MBA from Oklahoma State University and a BBA in Accounting from Harding University. Mr. Cope is an active CPA holder (Arkansas).

Mr. Roberts has over 20 years of experience in the oil and gas industry with a focus on the Midstream sector and energy investments, and currently serves as the Chief Executive Officer and Partner of Iron Horse Midstream, LLC (formerly Cardinal Midstream III, LLC). Prior to his current role, Mr. Roberts served as the Chief Financial Officer and Partner of Cardinal Midstream II, LLC. Prior to joining Cardinal Midstream, Mr. Roberts served in several financial roles of increasing responsibility focused on the energy industry at American Capital, Ltd., Wachovia Energy Investment Banking, and KPMG. Mr. Roberts holds an MPA from the University of Texas and a BBA in Accounting and Philosophy from the University of Notre Dame.

John Schmitz, Select’s Chairman of the Board, President and Chief Executive Officer, stated, “We are pleased to welcome Bruce Cope and Tim Roberts to Select’s Board of Directors and believe their strong accounting and finance backgrounds, along with their extensive E&P and midstream operational experience, will provide complementary expertise to our Board. As Select continues to grow and evolve, their valuable insights and customer perspectives will further strengthen our ability to advance our midstream partnerships with our E&P customers as we execute our Water Infrastructure growth strategy, optimize our business, and continue to deliver market leading water solutions and results to our customer base. We would also like to thank Troy Thacker for his invaluable service to our Board and Company in his nearly five-year tenure as a director. Troy’s insights and contributions were integral to supporting our growth and strategic execution in recent years, and we wish him well in his future endeavors,” Schmitz concluded.

About Select Water Solutions, Inc.

Select is a leading provider of sustainable water and technology solutions to the energy industry. These solutions are supported by the Company’s critical water infrastructure assets, chemical manufacturing and water treatment and recycling capabilities. As a leader in sustainable water and chemical solutions, Select places the utmost importance on safe, environmentally responsible management of water throughout the lifecycle of a well. Additionally, Select believes that responsibly managing water resources throughout its operations to help conserve and protect the environment is paramount to the Company’s continued success.  For more information, please visit Select’s website, https://www.selectwater.com.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this communication other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “could,” “believe,” “anticipate,” “expect,” “intend,” “project,” “will,” “estimates,” “preliminary,” “forecast” and other similar expressions. Examples of forward-looking statements include, but are not limited to, the expectations of plans, business strategies, objectives and growth, projected financial results and future financial and operational performance, expected capital expenditures, our share repurchase program and future dividends. Although we believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include the risks that the benefits contemplated from our recent acquisitions may not be realized, the ability of Select to successfully integrate the acquired businesses’ operations, including employees, and realize anticipated synergies and cost savings and the potential impact of the consummation of the acquisitions on relationships, including with employees, suppliers, customers, competitors and creditors. Factors that could materially impact such forward-looking statements include, but are not limited to: the global macroeconomic uncertainty related to the Russia-Ukraine war and related economic sanctions; the conflict in the Israel-Gaza region and related hostilities in the Middle East, including heightened tensions with Iran, Lebanon and Yemen; the ability to source certain raw materials and other critical components or manufactured products globally on a timely basis from economically advantaged sources, including any delays and/or supply chain disruptions due to increased hostilities in the Middle East; actions by the members of the Organization of the Petroleum Exporting Countries (“OPEC”) and Russia (together with OPEC and other allied producing countries, “OPEC+”) with respect to oil production levels and announcements of potential changes in such levels, including the ability of the OPEC+ countries to agree on and comply with supply limitations, which may be exacerbated by the recent Middle East conflicts; actions taken by federal or state governments, such as executive orders or new or expanded regulations, that may negatively impact the future production of oil and natural gas in the U.S. or our customers’ access to federal and state lands for oil and gas development operations, thereby reducing demand for our services in the affected areas; the severity and duration of world health events, and any resulting impact on commodity prices and supply and demand considerations; the impact of central bank policy actions, such as sustained, elevated  interest rates in response to, among other things, high rates of inflation, and disruptions in the bank and capital markets; the degree to which consolidation among our customers may affect spending on U.S. drilling and completions activity; the level of capital spending and access to capital markets by oil and gas companies, trends and volatility in oil and gas prices, and our ability to manage through such volatility; the impact of current and future laws, rulings and governmental regulations, including those related to hydraulic fracturing, accessing water, disposing of wastewater, transferring produced water, interstate freshwater transfer, chemicals, carbon pricing, pipeline construction, taxation or emissions, leasing, permitting or drilling on federal lands and various other environmental matters; regulatory and related policy actions intended by federal, state and/or local governments to reduce fossil fuel use and associated carbon emissions, or to drive the substitution of renewable forms of energy for oil and gas, may over time reduce demand for oil and gas and therefore the demand for our services, including as a result of the Inflation Reduction Act of 2022, the U.S. Supreme Court’s overturning of the Chevron deference doctrine or otherwise; growing demand for electric vehicles that may result in reduced demand for refined products deriving from crude oil such as gasoline and diesel fuel, and therefore the demand for our services; the impact of advances or changes in well-completion technologies or practices that result in reduced demand for our services, either on a volumetric or time basis; changes in global political or economic conditions, generally, including as a result of the fall 2024 presidential election and any resultant political uncertainty, and in the markets we serve, including the rate of inflation and potential economic recession; and other factors discussed or referenced in the “Risk Factors” section of our most recent Annual Report on Form 10-K and those set forth from time to time in our other filings with the SEC. Investors should not place undue reliance on our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.